Exhibit 107.1

CALCULATION OF FILING FEE TABLES

FORM S-8

(Form Type)

ADTRAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee

	Shares of common stock, par value $0.01 per share, of the Registrant, to be issued pursuant to the:

Equity	ADTRAN, Inc. 2020 Employee Stock Incentive Plan	Rule 457(h)	4,608,253	$17.78	$81,934,738	$92.70 per million dollars	$7,595

Equity	ADTRAN, Inc. 2020 Directors Stock Plan	Rule 457(h)	343,027	$17.78	$6,099,020	$92.70 per million dollars	$565

Equity	ADTRAN, Inc. 2015 Employee Stock Incentive Plan	Rule 457(h)	1,215,183	$17.78	$21,605,954	$92.70 per million dollars	$2,003

Equity	ADTRAN, Inc. 2006 Employee Stock Incentive Plan	Rule 457(h)	1,208,008	$17.78	$21,478,382	$92.70 per million dollars	$1,991

Equity	ADTRAN, Inc. 401(k) Employee Savings Plan (4)	Rule 457(h)	200,000	$17.78	$3,556,000	$92.70 per million dollars	$330

	Deferred Compensation Obligations reserved pursuant to the:

Debt	ADTRAN, Inc. Deferred Compensation Program for Employees	Other	$20,000,000	—	$20,000,000	$92.70 per million dollars	$1,854

Debt	ADTRAN, Inc. Deferred Compensation Program for Directors	Other	$1,000,000	—	$1,000,000	$92.70 per million dollars	$93

	Total Offering Amounts				$155,674,094		$14,431

	Total Fee Offsets				—		—

	Net Fee Due						$14,431

(1)

ADTRAN Holdings, Inc., a Delaware corporation (“ADTRAN Holdings” or the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) to register (a) the issuance of an aggregate of 7,575,471 shares of common stock, par value $0.01 per share, of ADTRAN Holdings, Inc. (the “Shares”), which are issuable pursuant to (i) the ADTRAN, Inc. 2020 Employee Stock Incentive Plan, (ii) the ADTRAN, Inc. 2020 Directors Stock Plan, (iii) the ADTRAN, Inc. 2015 Employee Stock Incentive Plan, (iv) the ADTRAN, Inc. 2006

Employee Stock Incentive Plan (items (i) through (iv), collectively, the “Equity Plans”), and (v) and the ADTRAN, Inc. 401(k) Employee Savings Plan (the “401(k) Plan”) and (b) unsecured general obligations of the Registrant to pay up to $21,000,000 of deferred compensation from time to time in the future in accordance with the terms of the ADTRAN, Inc. Deferred Compensation Program for Employees and the ADTRAN, Inc. Deferred Compensation Program for Directors (together with the ADTRAN, Inc. Deferred Compensation Program for Employees, the “Deferred Compensation Plans” and, together with the Equity Plans and the 401(k) Plan, the “Plans”). The Equity Plans and Deferred Compensation Plans were assumed from ADTRAN, Inc., a Delaware corporation (the “Predecessor”), upon the closing of the merger discussed in this Registration Statement.
(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Shares of the Registrant that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding Shares of the Registrant.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act. The price per share and aggregate offering price is based upon (i) the weighted average exercise price for Shares subject to outstanding options granted under the specified plan or (ii) the average of the high and low prices of the shares of common stock, par value $0.01 per share, of the Predecessor on July 5, 2022, as reported on the Nasdaq Global Select Stock Market. The amount of the Deferred Compensation Obligations of the Registrant under the Deferred Compensation Plans is based on an estimate of the amount of cash compensation that may be deferred under the Deferred Compensation Plans, and is estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act.

(4)	In addition, pursuant to Rule 416(c) of the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plan.